Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-231816) pertaining to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, and
(2)Registration Statement (Form S-3 No. 333-273803) and related Prospectus of Peakstone Realty Trust of our report dated March 26, 2024, with respect to the combined financial statements of Galaxy REIT LLC included in the Annual Report (Form 10-K/A) of Peakstone Realty Trust for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 26, 2024